UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2021

INTEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-06217	94-1672743
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Mission College Blvd., Santa Clara, California	95054-1549
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 765-8080

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	INTC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c)

On October 4, 2021, Kevin T. McBride, Vice President of Finance, Corporate Controller, and principal accounting officer of Intel Corporation (“Intel”) notified Intel of his decision to resign, effective as of October 31, 2021 (the “Effective Date”), in order to pursue another career opportunity.

After the Effective Date, George S. Davis, Intel’s Executive Vice President and Chief Financial Officer, will serve as principal accounting officer in addition to his current role as principal financial officer. Mr. Davis, 63, has served as Intel’s Executive Vice President and Chief Financial Officer since April 2019. He oversees Intel’s global finance and information technology organizations, as well as its M&A function. Prior to joining Intel, Mr. Davis was Executive Vice President and Chief Financial Officer of Qualcomm Inc., a global provider of wireless technologies, from March 2013 to April 2019, where he led the finance, information technology, and investor relations organizations. Mr. Davis was Chief Financial Officer of Applied Materials, Inc. from November 2006 to March 2013. He held several other leadership positions at Applied Materials from November 1999 to November 2006. Prior to joining Applied Materials, Mr. Davis served for 19 years with Atlantic Richfield Company in a number of finance and other corporate positions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION
(Registrant)

Date: October 6, 2021	/s/ Susie Giordano
Susie Giordano
Corporate Vice President and Corporate Secretary